UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) November 29, 2007
MICHAEL BAKER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)
Pennsylvania

(State or Other Jurisdiction of Incorporation)

1-6627	25-0927646

(Commission File Number)	(IRS Employer Identification No.)

100 Airside Drive
Moon Township, Pennsylvania	15108

(Address of Principal Executive Offices)	(Zip Code)
(412) 269-6300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On November 29, 2007, Michael Baker Corporation (the “Company”) issued a press release stating that Richard L. Shaw, the Company’s chairman of the board and chief executive officer, has undergone successful surgery to replace a heart valve. The Company expects Mr. Shaw to make a full recovery and to return to normal duty in approximately six weeks. In his absence, Mr. Shaw’s chairman duties will be assumed by Dr. John Murray, vice chairman of the Board of Directors, and his chief executive officer responsibilities will be assumed by Mr. Brad Mallory in his current role of chief operating officer of the company. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated November 29, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAEL BAKER CORPORATION
By:	/s/ H. James McKnight
H. James McKnight
Executive Vice President, General Counsel and Secretary

Date: November 30, 2007

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press Release dated November 29, 2007.	Filed herewith.